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                                                               Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Amended and Restated Stock Option Plan of PixTech, Inc., of our report dated February 9, 1998, with respect to the consolidated financial statements and schedule of PixTech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and
 Exchange Commission .



                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP


New York, New York
May 13, 1998